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                                                                    Exhibit (23)


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Russell Corporation of our report dated January 27, 1995, included in the 1994 Annual Report to Shareholders of Russell Corporation.

Our audits also included the financial statement schedule of Russell Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Amendment Number 1 to Registration Statement Number 2-64496 on Form S-8, Registration Statement Number 33-24898 on Form S-8, Registration Statement Number 33-47906 on Form S-3 and Registration Statement Number 33-69679 on Form S-8 of our report on the consolidated financial statements and schedule of Russell Corporation and subsidiaries included in this Form 10-K for the year ended December 31, 1994.


                                        /S/ Ernst & Young LLP


Birmingham, Alabama
March 27, 1995





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